As filed with the Securities and Exchange Commission on June 19, 2018
Registration No. 333-56336

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	31-1324304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

State Auto Insurance Companies Capital Accumulation Plan
(nka State Auto Insurance Companies Retirement Savings Plan)
(Full title of the plan)

Melissa A. Centers, Esq.
Senior Vice President, Secretary and General Counsel
State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
Name, address and telephone number, including area code, of agent for service with copies to

Peter Mirakian III, Esq.
Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
(816) 474-8100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definition of “large accelerated filer”, "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
State Auto Financial Corporation (the “Company”) filed a registration statement on Form S-8, Registration Number 333-56336, with the Securities and Exchange Commission on February 28, 2001 (as amended by Post-Effective Amendments No. 1 and No. 2, the “Form S-8”), to register an aggregate 2,000,000 common shares, without par value, of the Company (“Common Stock”) and an indeterminate number of participation interests in the State Auto Insurance Companies Capital Accumulation Plan (the “Plan”). Effective January 1, 2010, the Plan was renamed the State Auto Insurance Companies Retirement Savings Plan.
Effective May 1, 2018, the Plan has terminated the option to invest in shares of Common Stock under the Plan. In accordance with the undertaking made by the Company in the Form S-8 to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 3 is being filed to remove from registration the Common Stock and participation interests in the Plan not heretofore issued pursuant to the Form S-8. The Form S-8 is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and participation interests.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 19, 2018. No other person is required to sign this Post-Effective Amendment No. 3 to Form S-8 Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended (the “Securities Act”).

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Steven E. English
Name:	Steven E. English
Title:	Senior Vice President, Chief Financial Officer
Pursuant to the requirements of the Securities Act, the Plan has caused this Post-Effective Amendment No. 3 to Form S-8 Registration Statement to be signed on its behalf by the following duly authorized persons on June 19, 2018.

State Auto Insurance Companies Retirement Savings Plan

By:	/s/ Steven E. English
Name:	Steven E. English
Title:	Senior Vice President, Chief Financial Officer

By:	/s/ Melissa A. Centers
Name:	Melissa A. Centers
Title:	Senior Vice President, Secretary, and General Counsel